UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

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LIBERATED SYNDICATION, INC.

(Name of Registrant as Specified In Its Charter)

CAMAC FUND, LP

CAMAC PARTNERS, LLC

CAMAC CAPITAL, LLC

ERIC SHAHINIAN

MICHAEL CRICENTI

SIMEON MCMILLAN

ADAM PINCUS

BRADLEY M. TIRPAK

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Camac Partners Successful in Request to Call

Special Meeting of Stockholders of Liberated Syndication

New York, July 16, 2019—Camac Partners, LLC (“Camac”), the investment manager of Camac Fund, LP, today announced that it has received sufficient support from its fellow stockholders to request the call of a special meeting of stockholders of Liberated Syndication, Inc. (OTCQB: LSYN) (“Libsyn”). Camac has also formally commenced the process of calling a special meeting.

“This is an important next step in our goal to bring needed improvement and accountability to Libsyn for the benefit of all stockholders,” said Eric Shahinian, the founder and managing member of Camac. “We are gratified that our fellow stockholders agree that a special meeting is warranted. For too long, stockholders have suffered at the hands of an entrenched board of directors and management team, who seem more interested in lining their own pockets than operating Libsyn with a focus on improving stockholder value.”

At the special meeting, Camac intends to present proposals to reconstitute Libsyn’s board of directors with high-quality, independent directors who are committed to acting in the best interests of stockholders. In addition, Camac will present various proposals to substantially improve Libsyn’s corporate governance.

Libsyn’s bylaws obligate Libsyn to call a special meeting within 60 days. If Libsyn does not take appropriate action to call a special meeting, then Camac is permitted to call the special meeting. If necessary, Camac will call the special meeting.

Continued to Mr. Shahinian, “We urge Libsyn to quickly call the special meeting. Delay and uncertainty benefit no one. It is time to allow stockholders—the true owners of Libsyn—to decide the future of their company.”

Camac also filed a lawsuit to compel Libsyn to provide customary stockholder list materials to permit Camac to communicate with its fellow stockholders.

Additional Information and Where to Find It

Camac, together with the other participants identified below, has requested the call of a special meeting of stockholders of Libsyn.

Promptly after filing its definitive proxy statement with the Securities and Exchange Commission (the “SEC”) for the special meeting of stockholders of Libsyn, Camac intends to furnish that proxy statement to Libsyn’s stockholders, together with a WHITE proxy card. STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

Stockholders may obtain, free of charge, Camac’s preliminary proxy statement, any amendments or supplements thereto and other relevant documents filed by Camac with the SEC at the SEC’s website (http://www.sec.gov). Copies of Camac’s definitive proxy statement, any amendments and supplements thereto, and any other relevant documents filed by Camac with the SEC will also be available, free of charge, by contacting Camac’s proxy solicitor, InvestorCom LLC, at 19 Old Kings Highway S., Suite 210, Darien, CT 06820, or by phone at (203) 972-9300.

Camac, Camac Capital, LLC, Camac Fund, LP, Eric Shahinian, Michael Cricenti, Simeon McMillan, Adam Pincus and Bradley M. Tirpak are participants in the solicitation of special meeting requests from stockholders of Libsyn. Camac Fund, LP directly owns 1,892,262 shares of Libsyn’s common stock. Camac, Camac Capital, LLC and Mr. Shahinian may also be deemed to be the beneficial owner of such shares. Simeon McMillan directly owns 63,385 shares of Libsyn’s common stock. No other participant owns any shares of Libsyn’s common stock.

About Camac Partners

Camac Partners is a private investment firm founded in 2011. Camac focuses on extremely mispriced assets in discrete pockets of opportunity. Camac prides itself on its unique sourcing, flexible mandate, and constant focus on non-competitive opportunities. Its investments are long term in nature and focused on compounding capital over several decades rather than months or years.

For Further Information

Eric Shahinian

(914) 629-8496

eric@camacpartners.com

InvestorCom LLC

19 Old Kings Highway, Suite 210

Darien, CT 06820

Stockholders call toll-free: (877) 972-0090

Banks and brokers call collect: (203) 972-9300